SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 12/31/2005
FILE NUMBER 811-2699
SERIES NO.: 12


72DD     1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                     $   3,196
         2.   Dividends for a second class of open-end company shares
              (000s Omitted)
              Class B                     $   1,233
              Class C                     $     813
              Class R                     $     141
              Institutional Class         $       2

73A           Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                     $000.1822
         2.   Dividends for a second class of open-end company shares
              (000's omitted)
              Class B                     $000.1229
              Class C                     $000.1229
              Class R                     $000.1646
              Institutional Class         $000.2056

74U.     1.   Number of shares outstanding (000's omitted)
              Class A                        18,169
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B                        10,255
              Class C                         6,798
              Class R                           900
              Institutional Class                12

74V.     1.   Net asset value per share (to nearest cent)
              Class A                     $   11.49
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                     $   11.45
              Class C                     $   11.45
              Class R                     $   11.48
              Institutional Class         $   11.52